UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 11, 2011
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 11, 2011, Pacific Premier Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company had issued a press release on February 11, 2011,  announcing that its wholly owned subsidiary, Pacific Premier Bank (the “Bank”), had acquired all of the deposits and essentially all of assets of  Canyon National Bank (“Canyon National”) located in Palm Springs, California, from the Federal Deposit Insurance Corporation (“FDIC”) as receiver for Canyon National.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates and supplements the disclosure provided in Item 7.01 of the Original Report.  Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged.  The Company anticipates that it will further amend the Original Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 11, 2011, the Bank assumed all of the deposits and acquired essentially all of the assets of Canyon National from the FDIC, as receiver for Canyon National (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement dated as of February 11, 2011 (the “Agreement”) with the FDIC.  Canyon National was the wholly owned subsidiary of Canyon Bancorp.  Neither the Company nor the Bank acquired any assets or assumed any liabilities of Canyon Bancorp.

The transaction was structured as a whole bank purchase and assumption without a loss sharing agreement.  The Bank participated in a competitive bid process with the FDIC.  The FDIC accepted Pacific Premier’s bid, which included an asset discount bid of $27.9 million and no deposit premium.

Canyon National had approximately $210.9 million in total assets including approximately $166.3 million in gross loans, and $205.3 million in total deposits at December 31, 2010.  The foregoing amounts represent Canyon National’s book value and do not necessarily reflect the fair value of the assets acquired or liabilities assumed.  The final carrying values of the acquired assets and assumed liabilities and the final list of such assets acquired and liabilities assumed remain subject to adjustment and revision by the FDIC and the Bank.  Once such terms are finalized and agreed to, the acquisition will be deemed to be effective as of February 11, 2011.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Canyon National or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims based on any action by Canyon National’s directors, officers and other employees.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, copies of which are attached hereto as Exhibit 2.1.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than April 29, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than April 29, 2011.

(d) Exhibits

Exhibit
Number

2.1
Purchase and Assumption Agreement –Whole Bank All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Canyon National Bank, Palm Springs, California, Federal Deposit Insurance Corporation and Pacific Premier Bank, Costa Mesa, California dated as of February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	February 15, 2011	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit
Number

2.1
Purchase and Assumption Agreement –Whole Bank All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Canyon National Bank, Palm Springs, California, Federal Deposit Insurance Corporation and Pacific Premier Bank, Costa Mesa, California dated as of February 11, 2011.